UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
BBCN Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)
 (Name of Person(s) Filing Proxy Statement if other than the Registrant)
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Explanatory Note
BBCN Bancorp, Inc., a Delaware corporation (“BBCN”), is filing definitive additional materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its stockholders in connection with its 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”). BBCN filed a definitive proxy statement and a definitive form of proxy card with the SEC on May 1, 2015 in connection with its solicitation of proxies to be used at the 2015 Annual Meeting (the “2015 Annual Meeting Proxy Statement”).
BBCN is filing these definitive additional materials to request the support of our stockholders at the 2015 Annual Meeting by voting in accordance with the recommendations of our Board of Directors (the “Board”), in particular with respect to Proposal 4: Re-Approval of the Material Terms of the Amended and Restated 2007 Equity Incentive Plan (“Proposal 4”). We understand that ISS has recommended that stockholders cast an “against” vote on Proposal 4 because ISS understood that the Amended and Restated 2007 Equity Incentive Plan (the “Plan”) is administered by the full board, which is not fully independent. However, as is explained in greater detail below, the Plan is administered by our Human Resources and Compensation Committee (the “Compensation Committee”), which is fully independent.

Administration of the Plan. The Plan was administered throughout 2014 (and prior thereto) and continues, and will continue to be administered by the Compensation Committee pursuant to delegation by the Board of all of its lawfully permissible delegated authority and power under the Plan (contrary to what is noted in the 2015 Annual Meeting Proxy Statement, which indicated that administration of only “certain” aspects of the Plan have been delegated). Each member of the Compensation Committee is a “non-employee director” under Securities Exchange Act Rule 16b-3(b)(3)(i) and an “outside director” under the Internal Revenue Code Section 162(m) rules. Also contrary to what is noted in the 2015 Annual Meeting Proxy Statement, which indicates that the following authority rests solely with the Board, the Compensation Committee’s delegated authority includes, but is not limited to (i) determining which employees and directors, including Section 16 Persons (as that term is defined in the Plan), will be granted awards under the Plan, and the terms and conditions of such awards, (ii) interpreting the Plan and adopting rules for the administration of the Plan, and (iii) interpreting, amending or revoking any such rules. On May 20, 2015, in accordance with the terms and conditions of the amendment provision of the Plan, the Board approved non-material amendments to the Plan, so that the provision of the Plan addressing delegation by the Administrator (as that term is defined in the Plan) now accurately reflects the intent and practice of BBCN, the Board and the Compensation Committee, i.e., that the Board may delegate all of its authority and power under the Plan to two or more nonemployee directors acting as a committee, provided that such delegation does not in any way jeopardize the Plan’s qualification under Section 162(m) of the Internal Revenue Code or Rule 16b-3.
Your vote is important. Whether or not you expect to attend the 2015 Annual Meeting, please vote your Proxy by Internet or telephone, or mail your Proxy in the envelope provided with the 2015 Annual Meeting Proxy Statement. You may revoke your Proxy at any time prior to the 2015 Annual Meeting and, if you attend the 2015 Annual Meeting, you may vote your shares in person.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RE-APPROVAL OF THE MATERIAL TERMS OF THE 2007 EQUITY INCENTIVE PLAN FOR PAYMENT OF PERFORMANCE-BASED COMPENSATION FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE.